EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-89072, 333-125484, 333-189437, 333-221177, 333-222358 and 333-255976) on Forms S-8 of Independent Bank Corporation of our report dated March 4, 2022 with respect to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Crowe LLP

South Bend, Indiana
March 4, 2022